AMENDMENT dated as of
October 25, 1996 (this "Amendment"), to
the Stock Option and Value Appreciation
Rights Agreement dated as of March 21, 1994
(the "Option Agreement"), between FINGERHUT
COMPANIES, INC., a Minnesota corporation (the
"Company"), and RONALD N. ZEBECK, an
individual resident of Minnesota
("Employee").


          WHEREAS, there is a good-faith dispute between the Company and Employee regarding the number of options granted to Employee pursuant to the Option Agreement; and

          WHEREAS, the parties desire to enter into this Amendment to resolve such dispute.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

          SECTION 1.  Certain Amendments to the Option
Agreement.  (a) The definition of the term "Vested
Percentage" in Article I of the Option Agreement is hereby amended by replacing the table contained in such definition with the following:


Time                          Vested Percentage

One year or more              25%

Two years or more             50%

Three years or more        73.74%

Four years or more         97.49%

Five years or more        100.00%


          (b) Section 3.01 of the Option Agreement is hereby amended by replacing the phrase "issued and outstanding immediately before the Public Event" in the first sentence of such Section 3.01 with the phrase "issued and outstanding immediately after the Public Event".

          (c) Section 3.02 of the Option Agreement is hereby amended by deleting subsection (b) thereof in its entirety.
Section 3.02(a) shall remain in full force and effect.

          SECTION 2.  Effective Date.  This Amendment shall
become effective on the date (the "Effective Date") on which the Public Event occurs.

          SECTION 3. Option Agreement; Terms. Except for the amendments expressly entered into pursuant to this Amendment, the Option Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. This Amendment shall apply and be effective only with respect to the provisions of the Option Agreement specifically amended or modified hereby. As used in the Option Agreement, the terms "Agreement", "this Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean from and after the Effective Date, unless the context otherwise specifically requires, the Option Agreement as amended or modified by this Amendment.

          SECTION 4. Termination of Side Letter. Effective immediately upon the effectiveness of this Amendment, that certain side letter dated March 8, 1996 from John Ellingboe to Ronald Zebeck shall be terminated and have no further force or effect.

          SECTION 5.  Applicable Law.  This Amendment shall
be governed by and construed in accordance with the laws of the State of Minnesota.

          SECTION 6.  Counterparts.  This Amendment may be
executed in two counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          SECTION 7.  Headings.  The headings of this
Amendment are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.


          IN WITNESS WHEREOF, the Company and Employee executed this Amendment as of the date first above written.


                              FINGERHUT COMPANIES, INC.

                               by
                                  _______________________
                                  Name:
                                  Title:



                                  _______________________
                                  Ronald N. Zebeck